Exhibit 99.2

NEWS RELEASE

NASDAQ:EU

TSXV:EU

August 20, 2025

www.encoreuranium.com

enCore Energy Corp. Prices Upsized $100 Million Convertible Senior Notes Offering

DALLAS, August 20, 2025 – enCore Energy Corp. (NASDAQ: EU) (TSXV: EU) (the “Company” or “enCore”), America’s Clean Energy Company™, announced today the pricing of $100 million aggregate principal amount of 5.50% Convertible Senior Notes due 2030 (the “Convertible Notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offering was upsized from the previously announced offering size of $75 million aggregate principal amount of Convertible Notes. In connection with the offering of the Convertible Notes, enCore granted the initial purchasers of the Convertible Notes a 13-day right to purchase up to an additional $15 million aggregate principal amount of Convertible Notes. The sale of the Convertible Notes is expected to close on August 22, 2025, subject to customary closing conditions.

The Convertible Notes will be senior unsecured obligations of enCore and will bear interest from, and including, August 22, 2025, at an annual rate of 5.50%, payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2026. The Convertible Notes will mature on August 15, 2030, unless earlier repurchased, redeemed or converted in accordance with their terms. Before May 15, 2030, holders will have the right to convert their Convertible Notes only upon the occurrence of certain events. At any time from, and including, May 15, 2030, noteholders may convert their notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. enCore will have the right to elect to settle conversions either in cash, common shares or in a combination of cash and common shares. The initial conversion rate is 303.9976 common shares per $1,000 principal amount of notes, which represents an initial conversion price of approximately $3.29 per common share. The initial conversion price represents a premium of 27.5% over the last reported sale price of $2.58 per common share on August 19, 2025 on The Nasdaq Capital Market. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events.

The Convertible Notes will be redeemable, in whole or in part, for cash at enCore’s option at any time, and from time to time, on or after August 21, 2028, and on or before the 40th scheduled trading day immediately before the maturity date, enCore may redeem for cash all or any portion of the Convertible Notes, at its option, if the last reported sale price per common share exceeds 130% of the conversion price for a specified period of time. In addition, the Convertible Notes will be redeemable, in whole and not in part, at enCore’s option at any time in connection with certain changes in tax law. The redemption price will be equal to 100% of the principal amount of the Convertible Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Holders of the Convertible Notes will be able to require enCore to repurchase their Convertible Notes following certain corporate transactions that constitute a “fundamental change” at a repurchase price equal to the principal amount of the Convertible Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. Following certain corporate transactions that constitute a “fundamental change” or if enCore issues a notice of redemption, the Company will, in certain circumstances, increase the conversion rate for a holder that elects to convert its Convertible Notes in connection with such corporate transaction or notice of redemption.

enCore estimates that the net proceeds from the offering will be approximately $95.3 million (or approximately $109.8 million if the initial purchasers exercise their option to purchase additional Convertible Notes in full), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses. The Company intends to use $10.0 million of the net proceeds from the Convertible Notes offering to pay the cost of entering into capped call transactions in connection with the Convertible Notes and approximately $10.6 million of the net proceeds from the Convertible Notes offering to repay amounts outstanding under its loan agreement. enCore intends to use the remainder of the net proceeds from the Convertible Notes offering for general corporate purposes. If the initial purchasers exercise their option to purchase additional Convertible Notes, enCore intends to use a portion of the additional net proceeds to pay the cost of entering into additional capped call transactions and the remainder of net proceeds for general corporate purposes.

The capped call transactions were privately negotiated with certain financial institutions (the “option counterparties”). The capped call transactions will cover, subject to anti-dilution adjustments, the number of common shares initially underlying the Convertible Notes, including any additional Convertible Notes issuable upon exercise of the initial purchasers’ option to purchase additional Convertible Notes.

The cap price of the capped call transactions will initially be $4.52 per share, which represents a premium of 75% over the last reported sale price of enCore’s common shares of $2.58 per share on The Nasdaq Capital Market on August 19, 2025, and is subject to certain adjustments under the terms of the capped call transactions.

The capped call transactions are expected generally to reduce the potential dilution to enCore’s common shares upon any conversion of the Convertible Notes and/or offset any cash payments enCore is required to make in excess of the principal amount of converted Convertible Notes, as the case may be, with such reduction and/or offset subject to a cap.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to enCore’s common shares and/or purchase common shares concurrently with or shortly after the pricing of the Convertible Notes. This activity could increase (or reduce the size of any decrease in) the market price of the Company’s common shares or the Convertible Notes at that time.

In addition, the option counterparties or their respective affiliates expect to modify their hedge positions by entering into or unwinding various derivatives with respect to enCore’s common shares and/or purchasing or selling enCore’s common shares or other securities following the pricing of the Convertible Notes and prior to the maturity of the Convertible Notes (and are likely to do so during the observation period related to any conversions of the Convertible Notes on or after May 15, 2030, or following early termination of any portion of the capped call transactions in connection with any repurchase, redemption or early conversion of the Convertible Notes). This activity could also cause or avoid an increase or decrease in the market price of enCore’s common shares or the Convertible Notes, which could affect the holders’ ability to convert the Convertible Notes and, to the extent the activity occurs during any observation period related to a conversion of the Convertible Notes, it could affect the amount of cash and/or the number and value of common shares, if any, that holders will receive upon conversion of the Convertible Notes.

The Convertible Notes will be offered only to persons reasonably believed to be “qualified institutional buyers” under Rule 144A of the Securities Act. The Convertible Notes and enCore’s common shares issuable upon conversion of the Convertible Notes, if any, have not been and will not be registered under the Securities Act, or any state securities laws, or qualified by way of a prospectus in any province or territory of Canada. As a result, neither the Convertible Notes nor any common shares issuable upon conversion of the Convertible Notes may be offered or sold in the United States except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws, and may not be offered or sold to persons located or resident in Canada except pursuant to an exemption from the prospectus requirements of applicable Canadian securities laws. This news release is neither an offer to sell nor a solicitation of an offer to buy the Convertible Notes or any common shares issuable upon conversion of the Convertible Notes, nor will there be any sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

All references to dollar amounts contained in this press release are expressed in United States dollars.

About enCore Energy Corp.

enCore Energy Corp., America’s Clean Energy Company™, is committed to providing clean, reliable, and affordable fuel for nuclear energy as the only United States uranium company with multiple Central Processing Plants in operation. The enCore team is led by industry experts with extensive knowledge and experience in all aspects of ISR uranium operations and the nuclear fuel cycle. enCore solely utilizes ISR for uranium extraction, a well-known and proven technology co-developed by the leaders at enCore Energy.

Following upon enCore’s demonstrated success in South Texas, future projects in enCore’s planned project pipeline include the Dewey-Burdock project in South Dakota and the Gas Hills project in Wyoming. The Company holds other assets including non-core assets and proprietary databases. enCore is committed to working with local communities and indigenous governments to create positive impact from corporate developments.

Contact:

William M. Sheriff

Executive Chairman

972-333-2214

info@encoreuranium.com

www.encoreuranium.com

Cautionary Note Regarding Forward Looking Statements

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Any statements contained in this press release that are not based on historical facts, including statements about the offering, the expected closing of the offering, the intended use of proceeds, third parties entering into or unwinding derivative transactions with respect to enCore’s common shares and/or purchasing or selling the Company’s common shares, and the potential impact of the capped call transactions and third parties entering into or unwinding derivative transactions with respect to the Company’s common shares and/or purchasing or selling the Company’s common shares on dilution to enCore’s shareholders or the offset of any cash payments enCore is required to make in excess of the principal amount of converted Convertible Notes, the market price of the Company’s common shares or the Convertible Notes or the initial conversion price of the Convertible Notes, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Canadian securities laws that are based on management’s current expectations, assumptions and beliefs. Forward-looking statements can often be identified by such words as “will”, “expects”, “plans”, “believes”, “intends”, “estimates”, “projects”, “continue”, “potential”, and similar expressions or variations (including negative variations) of such words and phrases, or statements that certain actions, events or results “may”, “could”, or “will” be taken. These forward-looking statements are predictions reflecting the best judgment of senior management and reflect our current expectations regarding the offering, the expected closing of the offering, the intended use of proceeds, third parties entering into or unwinding derivative transactions with respect to enCore’s common shares and/or purchasing or selling the Company’s common shares, and the potential impact of the capped call transactions and third parties entering into or unwinding derivative transactions with respect to enCore’s common shares and/or purchasing or selling the Company’s common shares on dilution to enCore’s shareholders or the offset of any cash payments enCore is required to make in excess of the principal amount of converted Convertible Notes, the market price of enCore’s common shares or the Convertible Notes or the initial conversion price of the Convertible Notes. These expectations may or may not be realized. Some of these expectations may be based on beliefs, assumptions or predictions that may prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our business, financial condition, results of operations, cash flows and liquidity. Such risks and uncertainties include, but are not limited to, the risks related to whether enCore will consummate the offering of the Convertible Notes on the expected terms or at all, the anticipated terms of, and the effects of entering into, the capped call transactions, third parties entering into or unwinding derivative transactions with respect to enCore’s common shares and/or purchasing or selling enCore’s common shares, market and general conditions, and those described in greater detail in our filings with the Securities and Exchange Commission, particularly those described in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Should one or more of these risks materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated or expected. The Company assumes no obligation to update the information in this communication, except as required by law. Additional information identifying risks and uncertainties is contained in filings by the Company with the respective securities commissions which are available online at www.sec.gov and www.sedarplus.ca.

Forward-looking statements are provided for the purpose of providing information about the current expectations, beliefs and plans of management. Such statements may not be appropriate for other purposes and readers should not place undue reliance on these forward-looking statements, that speak only as of the date hereof, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. Forward-looking statements contained in this news release are expressly qualified by this cautionary statement.

SOURCE enCore Energy Corp.